Exhibit 10.34


                               Amendment No. 2 to

                 International Daywork Drilling Contract - Land


THIS AMENDMENT No. 2 dated as of the 17 day of March, 1999, is made between Challenger Oil Services, PLC, a company organized under the laws of England, Company Registration No. 3449260, with its principal office located at 72 New Bond Street, London W1Y9DD, England (hereinafter called "Contractor"), and Karakuduk-Munai, Inc., a corporation organized under the laws of the Republic of Kazakstan, with an office located at Microdistrict, Region 3, Building 82, Aktau, Kazakstan, (hereinafter called "Operator"). The Contractor and Operator are hereinafter collectively referred to as the Parties.

WHEREAS, the Parties entered into that certain International Daywork Drilling Contract - Land dated April 7, 1998 (hereafter called the "Drilling Contract") providing for the furnishing by Contractor for drilling operations in the Republic of Kazakstan of a Cabot 900 drilling rig named Challenger No. 23; and

WHEREAS, the Parties subsequently entered into Amendment No. 1 to International Daywork Drilling Contract - Land dated October 21, 1998 (hereafter called "Amendment No. 1") amending certain provisions of the Drilling Contract, including, inter alia, substituting a Kremco 900 rig, also to be called Challenger No. 23 for the Cabot 900 rig as the Drilling Unit in the Drilling Contract.

WHEREAS, the Parties wish to further amend the Drilling Contract as amended by Amendment No. 1 to reflect certain changes agreed to by them;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth below, Operator and Contractor agree as follows:

1. Capitalized terms used herein shall have the same meaning as in the Drilling Contract unless otherwise specified. In the event there is any conflict between the provisions of this Amendment No. 2 and the Drilling Contract and/or Amendment No.1, the provisions of this Amendment No. 2 shall govern.

2. Appendix A to the Drilling Contract is deleted and replaced by the following, effective as of January 1, 1999:

                                   APPENDIX A
                                   ----------
Para Nos.:

101 (f)  Operating Area:            Karakuduk Field, Kazakstan

101 (g) Operating Base:             Karakuduk Field, Kazakstan

102  Currency:                      United States Dollars



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107  Governing Law:                     The  substantive law of the State of New
                                        York,  to the exclusion of any conflicts
                                        of  law  rules  which  would  refer  the
                                        matter   to   the   laws   of    another
                                        jurisdiction

202  Duration:                          Two (2)  years  beginning  February  14,
                                        1999;   one  (1)  year  for  the  second
                                        Drilling Unit from its spud date.

203 (b)   Termination:                  February  13,  2001  or  after  well  in
                                        progress on that date is completed or plugged and abandoned.

203 (b)  Demobilization                 Operator's  last  well  location  in the
                                        Operating Location & 705 (c): Area.

204      Option Term:                   One year, by the mutual agreement of the
                                        Parties.

         Option Notice:                 Ninety (90) days before  Termination  of
                                        original term
         Deadline for Mutual
         Agreement:                     Ninety (90) days before  termination  of
                                        original term

503      Maximum Well Depth:            11,500 feet with 41/2 inch drill pipe.

601      Handling Charge:               Ten (10%) Percent

702      Mobilization Fee:              At Operator's cost

704      Demobilization Fee:            US$250,000

705      Operating Rate:                US$12,500  per day  (includes  political
                                        risk  insurance)  for one Drilling Unit;
                                        US$11,500 per day (includes political risk insurance) for the second Drilling
                                        Unit. (Note: all rates below include political risk insurance)

706      Standby Rate                   US$11,250 per day for one Drilling Unit;
         With Crews                     US$10,350   per  day   for  the   second
                                        Drilling Unit.

707      Repair Rate:                   US$11,250 per day for one Drilling Unit;
                                        US$10,350   per  day   for  the   second
                                        Drilling Unit.

         Repair Time                    At  Repair  Rate for  first  twenty-four
                                        (24) hours per month, then at zero cost to Operator.

708      Force Majeure Rate:            At  Standby  Rate With  Crews for ninety
                                        (90) days, and US$0 thereafter.

709      Moving Rate                    US$20,000  lump sum for each move of the
                                        Drilling  Unit  from  well  site to well
                                        site   within   the   Karakuduk   Field;
                                        Contractor  provides  and  pays  for all
                                        transportation and equipment,  including
                                        trucks,   required  for  all  rig  moves
                                        within the Karakuduk  Field.  (Note: see
                                        Paragraph 4 below for clarification)

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710      Standby Rate without Crews:    US$8,500

802      Interest Rate on Late
         Payments:                      One month LIBOR plus 2% per annum

803      Address for Payment            Chase  Bank of  Texas,  N.A.  as  Fiscal
                                        Agent  712  Main  Street,   3  CBB  East
                                        Houston, Texas 77002-8087

                                        Acct. No.
                                                  ----------------------------

3. All drill stem testing operations will be conducted at the rate of US$12,500 per day pro-rated for the time actually spent conducting such drill stem test; for the second Drilling Unit, such amount shall be US$11,500 per day pro-rated for the time actually spent conducting such drill stem test

4. Article 709 and Amendment No.1 of the Drilling Contract are amended to change the Moving Rate to a "US$20,000 lump sum for each move of the Drilling Unit from well site to well site within the Karakuduk Field and Contractor provides and pays for all transportation and equipment, including trucks, required for all rig moves within the Karakuduk Field; provided, however, the Moving Rate for the first move of the Drilling Unit shall be at the Standby Rate With Crews for the time actually spent in conducting such move and KKM shall provide and pay for all transportation and equipment, including trucks, required for such first move of the Drilling Unit. All rig moves, including the first rig move shall commence during daylight hours and only with the prior written approval of the KKM Field Manager or his designee.

5. Article 801 of the Drilling Contract is amended to provide that "All invoices shall be prepared from and based solely upon the IADC Daily Drilling Report Form ("Daily Drilling Report") for each day covered by the invoice period. Prior to submission to Operator and provided that the KKM Field Manager or his designee is on the well location or in the local company office, all such invoices as well as the Daily Drilling Reports on which they are based shall be approved by the KKM Field Manager or his designee and such approval shall not be unreasonably withheld."

6. It is hereby agreed that Article 607 of the Drilling Contract is deleted and replaced with the following:

     607. Taxes
          -----

     (a) Contractor shall pay any and all tax liabilities or claims taxes assessed or levied on Contractor which any taxing authority (including any political subdivision thereof) claiming jurisdiction over Contractor and its performance of this Contract may assess or levy


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

          against Contractor. Subject to the provisions of subparagraph (b) hereof, Operator shall reimburse Contractor for any income or profits tax liabilities directly and solely attributable to Contractor's revenues under this Contract, which are levied against Contractor by any applicable tax authority in the Republic of Kazakstan, in an amount equal to (i) fifty percent (50%) of the tax amount levied that is in excess of $425 U.S. Dollars per day but less than $850 U.S. Dollars per day, and (ii) one hundred percent (100%) of the tax amount levied that is in excess of $850 U.S. Dollars per day, for the number of days during the term of this Drilling Contract which fall within the applicable tax period for which such taxes are assessed.

     (b) Anything contained herein to the contrary notwithstanding, the Contractor is primarily responsible for the preparation, filing and payment of all required tax returns and tax payments to the applicable governmental agencies or authorities of the Republic of Kazakstan. Contractor will furnish Operator copies of all tax returns filed with any applicable government authority. Operator's liability hereunder shall be one of reimbursement only for any income or profits tax obligations levied against Contractor by any applicable tax authority in the Republic of Kazakstan, in an amount equal to (i) fifty percent (50%) of the tax amount levied that is in excess of $425 U.S. Dollars per day but less than $850 U.S. Dollars per day, and (ii) one hundred percent (100%) of the tax amount that is in excess of $850 U.S.
          Dollars per day, for the number of days during the term of this Drilling Contract which fall within the applicable tax period for which such taxes are assessed. Any additional tax liabilities, including penalties and interest, resulting from the failure of the Contractor to timely file all required tax returns and to timely pay all taxes due are the sole and exclusive liability and responsibility of the Contractor, and Operator shall have no obligation to pay or reimburse Contractor therefore, provided that Operator shall reimburse Contractor for any additional tax liabilities, including penalties or interest, paid by Contractor directly resulting from Operator unreasonably withholding its consent described in Article 607(c).

     (c) Contractor shall use due care and diligence in the preparation of its tax returns and the calculation of its tax liabilities attributable to this Drilling Contract so as to minimize, within the scope of the applicable tax law and regulations, its tax liabilities to the Republic of Kazakstan for which Operator has an obligation to reimburse Contractor hereunder. Contractor shall deliver to Operator a copy of such tax returns prior to filing and obtain Operator's consent for their filing, which consent will not be withheld unreasonably. Contractor shall make no audit settlement with any governmental tax authority in the Republic of Kazakstan for which Operator shall have responsibility to reimburse Contractor hereunder without first notifying Operator and obtaining its consent to that portion of such settlement for which Operator is obligated to reimburse Contractor hereunder. Operator shall have the right, but not the obligation, to participate at its own cost and expense in any such audit proceeding or settlement negotiations.

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     (d)  Contractor shall indemnify and hold harmless Operator from and against any income or other taxes which may be assessed against Contractor's personnel based on the tax rates, laws and regulations as they exist as of the date of this Amendment No. 2 to the Drilling Contract. If, after the execution of this Amendment No. 2, such tax rates, laws or regulations pertaining to personnel income taxes increase or decrease, then the Operator shall reimburse Contractor for the actual amount of any such additional income taxes actually paid by Contractor which are directly attributable to such increase in taxes, and Contractor shall give Operator a credit for any savings in tax payments realized by Contractor.

     (e) Subject to the provisions of subparagraph (b) above, Operator shall reimburse Contractor for all other taxes, including but not limited to, VAT, Drilling Unit registration fees, property taxes, road taxes and other taxes, which are solely and directly attributable to Contractor's operations under this Drilling Contract. It is understood and agreed by the Parties, that Operator shall have no obligation to reimburse Contractor for any taxes levied against attributable to any activity or operations of Contractor, including without limitation, any equipment rental fees, which are not solely related to the Contractor's operations under this Drilling Contract.

     (f) Contractor shall invoice Operator for any taxes reimbursable to Contractor hereunder. Such invoice shall be accompanied by evidence of actual payment of such taxes by Contractor, as well as copies of any tax return, notice, demand, assessment or any other document upon which such payment was made.

     (g) Operator shall have the right, upon ten (10) days prior written notice to Contractor, to audit and inspect Contractor's books and records, including without limitation, Contractor's tax returns, which are related to Operator's tax reimbursement obligations to Contractor hereunder. This provision shall survive termination of the Drilling Contract.

7. It is agreed that Article 712 shall be deleted and replaced by the following:

     712. Variation of Rates
          ------------------

     The rates set forth above shall be revised by the actual amount of any increase or decrease in Contractor's cost if an event described below occurs, or if the cost of any of the items hereinafter listed shall increase or decrease from Contractor's cost thereof on the effective date of this Amendment No.2 to the Drilling Contract:

     (a) local labor costs, including amounts actually paid by Contractor to its employees to maintain salaries consistent with applicable industry scale (local and ex-pat), and all payroll taxes and benefits actually paid by Contractor for its employees, as a result of any changes in the laws or regulations of the Republic of Kazakstan;
     (b) if Operator requires Contractor to increase or decrease the number of Contractor's Personnel;

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     (c)  if it becomes  necessary for Contractor to change the work schedule of its personnel as a result of any change in the laws or regulations of the Republic of Kazakstan, or if the Parties agree upon a change in the location of the Operating Base or Operating Area;
     (d)  in the case of an event described in Section 1102;
     (e) if the cost of insurance premiums increases or decreases by five percent (5%) or more;
     (f) if there is any change in law, rules, regulations, or legislation, including the enforcement or interpretation thereof, that increases or decreases Contractor's financial burden.

     Without limiting the effect of the obligations and rights created above, upon the occurrence of one or more of the events described above, the Parties agree to meet and discuss in good faith the amount of any increase or decrease in the rates that result from, and are directly attributable to the occurrence of such event.

8. If KKM requires a second drilling rig to work in Kazakstan during the term of the Drilling Contract, as amended, then KKM agrees to contract with Challenger for the addition of a second Drilling Unit, provided that such Drilling Unit must be acceptable to Operator in its sole discretion. The Parties hereto agree that the terms and conditions of the drilling contract for such second Drilling Unit shall be substantially the same terms and conditions as are contained in the Drilling Contract, provided that the operating rate shall be US$11,500 per day, the standby rate with crews shall be US$10,350 per day, the repair rate shall be US$10,350 per day (applicable for the first twenty four (24) hours per month, then at zero cost to the Operator), the force majeure rate shall be US$10,350 per day for ninety (90) days and US$0 thereafter, the moving rate shall be US$20,000 lump sum for each move of the drilling unit from well site to well site within the Karakuduk Field, the standby rate without crews shall be US$8,500 and the term shall be one (1) year from such Drilling Unit's spud date. In addition, Contractor shall mobilize three rig trucks, comparable to those supplied by Contractor for Challenger Rig No. 23 and one twenty ton fork lift, all as more fully described in an appendix to be added to the Drilling Contract.

9.   Contractor has agreed to undertake the following:

     (a) Contractor will assume full responsibility for the immediate mobilization and delivery, via air freight, of the power tongs and elevators for the Drilling Unit to the Karakuduk Field. The cost of such mobilization and delivery shall be paid for by Operator, provided that prior to mobilization and delivery, Contractor shall furnish to Operator two or more written estimates for the cost of such mobilization and delivery. If Operator does not agree with such costs, it may elect to arrange for the mobilization and delivery of the power tongs and elevators, wherein Contractor shall reasonably assist Operator in such mobilization and delivery.

     (b) No later than 8:00 a.m. CST on March 20, 1999, provide all applicable specifications and dimensions of the three (3) Kenworth trucks, the three (3) Toyota Land Cruisers and the three (3) trailers in Egypt that are available to be shipped to the Karakuduk Field, together with

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          three (3) bids from  reputable  transporters/common  carriers  for the time and cost to move such equipment from the port of Alexandria, Egypt to the Karakuduk Field. No such equipment shall be shipped without the prior written authorization of Operator.

     (c)  [INTENTIONALLY BLANK]

     (d) Within thirty (30) days after receipt of the information described in subparagraph (b) above, Operator will notify Contractor in writing of its decision as to which transporter/common carrier it wishes to use to transport the trucks and other equipment described in subparagraph
          (b) above from the port of Alexandria, Egypt to the Karakuduk Field. At such time, Operator shall contract with such transporter/common carrier for the immediate transport of such trucks and equipment to the Karakuduk Field.

     (e) Contractor will be responsible for the mobilization of the trucks and equipment referred to in subparagraph (b) above to the Karakuduk
          Field, however the transport routing of such trucks and equipment shall be at Operator's option. The costs of mobilization of the trucks and equipment referred to in subparagraph (b) above shall be borne by Operator, provided that Contractor shall pay all costs and expenses relating to or arising from the transport of the trucks and equipment to the port of Alexandria, Egypt. In addition, Contractor shall be responsible for, and shall pay all expenses related to, obtaining and providing to the transporter/common carrier referred to in subparagraph (d) above all documentation requested by such transporter/common carrier pertaining to (i) transporter/common carrier's receipt and/or acceptance of the trucks and equipment and
          (ii) the transport of the trucks and equipment to the Karakuduk Field. Operator shall be responsible for obtaining permits and licenses and clearing customs for the trucks and equipment in the Republic of Kazakstan. Contractor will assist Operator in obtaining such licenses, permits and clearing customs, but such licenses, permits and clearing customs are Operator's primary obligation and responsibility.

10. It is hereby agreed that any and all invoices issued by Contractor to Operator on and after the date of execution of this Amendment No. 2 shall charge the work, services and equipment set forth on such invoice at the new rates contained herein, regardless that such invoice period may predate the execution of this Amendment No. 2.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

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IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS AMENDMENT NO. 2 ON THE DAY AND
YEAR FIRST ABOVE WRITTEN.

On behalf of OPERATOR,
Karakuduk-Munai, Inc. by
Chaparral Resources Inc.



BY: /s/ N. Klinchev
    ---------------------------------
TITLE: General Director

On behalf of CONTRACTOR,
Challenger Oil Services, PLC



BY: /s/ J. Paine
    --------------------------------------------------
TITLE: General Manager of Challenger Oils Services PLC,
signing as P.O.A. for Challenger Oil Services PLC.

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